TEMPUR-PEDIC REPORTS RECORD FOURTH QUARTER AND FULL YEAR EARNINGS
-- Reports Fourth Quarter Sales Up 20% and EPS Up 74% at $0.66
-- Fourth Quarter Gross Margin Up 340 Basis Points to 51.9% and Operating Margin Up 520 Basis Points to 24.5%
-- Announces New $200 Million Share Repurchase Program
-- Issues Financial Guidance For 2011

LEXINGTON, KY, January 20, 2011 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the fourth quarter and year ended December 31, 2010. The Company also announced a $200 million share repurchase program and issued financial guidance for 2011.

FOURTH QUARTER FINANCIAL SUMMARY

●
Earnings per share (EPS) were $0.66 per diluted share in the fourth quarter of 2010 as compared to EPS of $0.38 per diluted share in the fourth quarter of 2009. The Company reported net income of $46.3 million for the fourth quarter of 2010 as compared to net income of $29.1 million in the fourth quarter of 2009.

●
Net sales increaed 20% to $292.7 million in the fouth quarter of 2010 from $244.8 million in the fourth quarter of 2009. On a constant currency basis, net sales increased 21%. Net sales in the North American segment increased 31%, while international segment net sales increased 1%. On a constant currency basis, international segment net sales increased 6%.

●
Mattress sales increased 20% globally. Mattress sales increased 32% in the North American segment and decreased 1% in the international segment. On a constant currency basis, international mattress sales increased 4%. Pillow sales increased 18% globally. Pillow sales increased 31% in North America and 8% internationally. On a constant currency basis, international pillow sales increased 11%.

●
Gross profit margin was 51.9% as compared to 48.5% in the fourth quarter of 2009. The gross profit margin increased as a result of improved efficiencies in manufacturing, fixed cost leverage related to higher production volumes and favorable product mix, partially offset by higher commodity costs and geographic mix.

●	Operating profit margin was 24.5% as compared to 19.3% in the fourth quarter of 2009.

●	The Company generated $44.5 million of operating cash flow as compared to $14.6 million in the fourth quarter of 2009.

●
During the quarter, the Company reduced Total debt by $29.0 million to $407.0 million and increased cash by $15.6 million to $53.6 million. As of December 31, 2010, the Company’s ratio of Funded debt to EBITDA was 1.45 times, well within the covenant in its credit facility, which requires that this ratio not exceed 3.00 times. For additional information about EBITDA and Funded debt (which are non-GAAP measures) please refer to the reconciliation and other information included in the attached schedule.

FULL YEAR FINANCIAL SUMMARY

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Earnings per share (EPS) were $2.16 per diluted share for the full year 2010 as compared to EPS of $1.12 per diluted share for the full year 2009. The Company reported net income of $157.1 million for the full year 2010 as compared to net income of $85.0 million for the full year 2009.

●
Net sales increased 33% to $1,105.4 million for the full year 2010 from $831.2 million for the full year 2009. On a constant currency basis, net sales increased 34%. Net sales in the North American segment increased 47%, while international segment net sales increased 9%. On a constant currency basis, international segment net sales increased 11%.

●
Gross profit margin was 50.2% for the full year 2010 as compared to 47.4% for the full year 2009. The gross profit margin increased as a result of improved efficiencies in manufacturing and fixed cost leverage related to higher production volumes, partially offset by higher commodity costs and geographic mix.

●	Operating profit margin was 22.2% as compared to 17.4% for the full year 2009.

●	The Company generated $184.1 million of operating cash flow as compared to $135.0 million for the full year 2009.

●	During 2010, the Company purchased 8.5 million shares of its common stock at an average price of $29.41 for a total cost of $250.0 million.

Chief Executive Officer Mark Sarvary commented, “In 2010 we delivered strong financial results and at the same time executed well on our strategic growth initiatives; we strengthened the product range and greatly improved how well consumers understand and appreciate the unique benefits of Tempur-Pedic. In 2011 we will implement the next phases of our plan to become the world’s favorite mattress and pillow brand. We will continue to enhance our product range both in the U.S. and internationally, increase our investment in consumer communication and broaden distribution in all geographies."

Share Repurchase Program
The Company announced that the Board of Directors has authorized a new share repurchase program of up to an incremental $200.0 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program replaces the Company’s prior share repurchase authorization, and may be limited, suspended or terminated at any time without prior notice.

Chief Financial Officer Dale Williams stated, "The new share repurchase program reflects our confidence in long term growth opportunities and our commitment to increase shareholder value. With high returns on capital, we project operating cash flow will be far in excess of our modest capital needs over the next several years."

Financial Guidance
The Company issued full year 2011 guidance for net sales and earnings per share. It currently expects net sales for 2011 to range from $1.230 billion to $1.280 billion. It currently expects EPS for 2011 to range from $2.60 to $2.75 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential reduction in shares outstanding related to its share repurchase program.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, January 20, 2011 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations for building on its 2010 performance in 2011, and for net sales and earnings per share for 2011. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to expand brand awareness, distribution and new products in international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Senior Vice President
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010	2009	Chg %	2010	2009	Chg %
Net sales	$292,703	$244,794	19.6%	$1,105,421	$831,156	33.0%
Cost of sales	140,880	125,953		549,994	437,414
Gross profit	151,823	118,841	27.8%	555,427	393,742	41.1%
Selling and marketing expenses	53,449	45,105		199,722	153,440
General, administrative and other expenses	26,766	26,510		109,803	95,357
Operating income	71,608	47,226	51.6%	245,902	144,945	69.7%

Other expense, net:
Interest expense, net	(3,458)	(3,990)		(14,501)	(17,349)
Other income (expense), net	32	37		(536)	441
Total other expense	(3,426)	(3,953)		(15,037)	(16,908)

Income before income taxes	68,182	43,273	57.6%	230,865	128,037	80.3%
Income tax provision	21,890	14,159		73,720	43,044
Net income	$46,292	$29,114	59.0%	$157,145	$84,993	84.9%

Earnings per common share:
Basic	$0.68	$0.39		$2.23	$1.13
Diluted	$0.66	$0.38		$2.16	$1.12
Weighted average common shares outstanding:
Basic	68,220	75,029		70,348	74,934
Diluted	70,619	77,028		72,792	76,048

 TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$53,623	$14,042
Accounts receivable, net	115,630	105,576
Inventories	69,856	57,686
Prepaid expenses and other current assets	14,363	11,268
Deferred income taxes	18,008	20,411
Total Current Assets	271,480	208,983
Property, plant and equipment, net	159,807	172,497
Goodwill	212,468	193,391
Other intangible assets, net	68,745	64,717
Other non-current assets	3,503	3,791
Total Assets	$716,003	$643,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$48,288	$47,761
Accrued expenses and other current liabilities	85,469	81,452
Income taxes payable	12,477	7,312
Total Current Liabilities	146,234	136,525
Long-term debt	407,000	297,470
Deferred income taxes	32,315	29,865
Other non-current liabilities	4,421	7,226
Total Liabilities	589,970	471,086

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of December 31, 2010 and 2009, respectively	992	992
Additional paid in capital	320,952	298,842
Retained earnings	522,872	365,727
Accumulated other comprehensive loss	(6,188)	(8,004)
Treasury stock at cost; 30,731 and 24,103 shares as of December 31, 2010 and 2009, respectively	(712,595)	(485,264)
Total Stockholders’ Equity	126,033	172,293
Total Liabilities and Stockholders’ Equity	$716,003	$643,379

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$157,145	$84,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,361	31,424
Amortization of stock-based compensation	11,608	8,789
Amortization of deferred financing costs	690	692
Bad debt expense	531	5,936
Deferred income taxes	500	(9,810)
Foreign currency adjustments	(1,666)	(115)
Loss on disposal of equipment	1,201	564
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	(12,752)	(10,542)
Inventories	(6,710)	3,738
Prepaid expenses and other current assets	(2,073)	(1,884)
Accounts payable	(1,145)	7,808
Accrued expenses and other	(370)	14,044
Income taxes payable	4,802	(651)
Net cash provided by operating activities	184,122	134,986

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for intangible assets and other	(684)	—
Acquisition of business, net of cash acquired	(18,692)	—
Purchases of property, plant and equipment	(18,141)	(14,303)
Net cash used by investing activities	(37,517)	(14,303)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	308,836	109,333
Repayments of long-term revolving credit facility	(197,813)	(230,036)
Proceeds from issuance of common stock	28,551	1,623
Excess tax benefit from stock-based compensation	5,590	359
Treasury shares repurchased	(250,000)	—
Purchase of noncontrolling Interest	(1,540)	—
Net cash used by financing activities	(106,376)	(118,721)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(648)	(3,305)
Increase (decrease) in cash and cash equivalents	39,581	(1,343)
CASH AND CASH EQUIVALENTS, beginning of period	14,042	15,385
CASH AND CASH EQUIVALENTS, end of period	$53,623	$14,042

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

On April 1, 2010, the Company purchased its third party distributor in Canada. Accordingly, net sales in the Canadian market are reported in the appropriate channels within the North American segment. As Canada represented essentially all sales through the North American third party channel, the Company no longer reports third party sales in this segment.

The following table highlights net sales information, by channel and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
Retail	$255,709	$205,184	$180,756	$130,808	$74,953	$74,376
Direct	18,040	16,719	14,718	14,777	3,322	1,942
Healthcare	9,212	10,047	3,090	2,840	6,122	7,207
Third Party	9,742	12,844	—	3,444	9,742	9,400
	$292,703	$244,794	$198,564	$151,869	$94,139	$92,925

Summary of Product Sales
The following table highlights net sales information, by product and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
Mattresses	$188,736	$156,665	$134,186	$101,792	$54,550	$54,873
Pillows	37,934	32,079	19,234	14,724	18,700	17,355
Other	66,033	56,050	45,144	35,353	20,889	20,697
	$292,703	$244,794	$198,564	$151,869	$94,139	$92,925

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding Adjusted EBITDA and Funded debt which are not recognized terms under U.S. GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. A reconciliation of Adjusted EBITDA to the Company’s Net income and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of Adjusted EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Net income to Adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of Adjusted EBITDA for the twelve months ended December 31, 2010:

Twelve Months Ended
December 31, 2010
GAAP Net income	$157,145
Plus:
Interest expense	14,501
Income taxes	73,720
Depreciation & Amortization	43,969
Other (1)	563
Adjusted EBITDA	$289,898

(1) Includes professional costs incurred in connection with the acquisition of the Company’s Canadian distributor, which closed on April 1, 2010. In accordance with the Company’s credit facility, this amount is excluded from the calculation of Adjusted EBITDA for purposes of calculating compliance with the ratio of Funded debt to Adjusted EBITDA.

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of December 31, 2010:
As of
December 31, 2010
GAAP basis Total debt	$407,000
Plus:
Letters of credit outstanding	12,400
Funded debt	$419,400

Calculation of Funded debt to Adjusted EBITDA
As of
December 31, 2010
Funded debt	$419,400
Adjusted EBITDA	289,898
1.45 times